UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2020

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52170	20-5997364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 North LaSalle Street, Suite 1800 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 642-3700

N/A

(Former name or former address, if changed since last report.)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	INWK	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 15, 2020, InnerWorkings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among HH Global Group Limited, a Company registered in England and Wales (“Parent”), HH Global Finance Limited, a Company registered in England and Wales (“HH Finance”), Project Idaho Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”), and the Company. The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been unanimously approved by the Company’s board of directors (the “Company Board”).

Merger. The Merger Agreement provides for, among other things, the merger of Sub with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company continuing as the surviving corporation in the Merger. As a result of the Merger, the Company would become a wholly owned subsidiary of Parent.

Merger Consideration. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company common stock, par value $0.0001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive $3.00 in cash, without interest thereon (the “Merger Consideration”), other than (i) shares that are held in the treasury of the Company or owned of record by any wholly owned subsidiary of the Company (other than those held on behalf of any third party), (ii) shares owned of record by Parent, Sub or any of their respective wholly owned subsidiaries (other than those held on behalf of any third party), and (iii) shares held by stockholders who have not voted in favor of or consented to the adoption of the Merger Agreement and who have properly demanded appraisal of such shares and complied with all the provisions of the Delaware General Corporation Law concerning the right of holders of shares to require appraisal.

Treatment of Outstanding Equity Awards. Pursuant to the terms of the Merger Agreement, the Company Board (or, if appropriate, any committee thereof) shall adopt resolutions that provide that immediately prior to the Effective Time:

•	outstanding Company stock options (“Company Options”) will be fully vested and cancelled, and each holder of a cancelled Company Option will receive a payment in cash equal to the product of (i) the total number of shares subject to the cancelled Company Option and (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share subject to the cancelled Company Option, without interest, less any applicable withholding taxes;

•	outstanding Company stock appreciation rights (“Company SARs”) will be fully vested and cancelled, and each holder thereof will receive a payment in cash equal to the product of (i) the total number of shares subject to the cancelled Company SAR and (ii) the excess, if any, of (A) the Merger Consideration over (B) the grant price per share subject to the cancelled Company SAR, without interest, less any applicable withholding taxes;

•	outstanding and unvested Company restricted stock unit awards (“RSUs”) (i) will be fully vested, (ii) any performance conditions applicable to such RSU (whether or not the performance period has been completed) will be deemed to be achieved at the greater of (A) actual performance achieved as of the day immediately prior to the Closing Date (as such term is defined in the Merger Agreement) and (B) the target level of performance, and (iii) will be cancelled, and each holder thereof will receive a payment in cash of an amount equal to the product of (y) the Merger Consideration multiplied by (z) the number of shares of Common Stock subject to an RSU award or, in the case of a performance-based RSU, the number of shares of Common Stock earned or deemed earned with respect to such RSU award as provided herein, without interest, less any applicable withholding taxes; and

•	the restrictions on any shares of Company restricted stock (“Restricted Stock”) granted pursuant to a Company stock plan shall lapse and such shares of Restricted Stock shall vest. Each share of Restricted Stock will automatically be converted at the Effective Time into the right to receive the Merger Consideration.

Treatment of Outstanding Warrant. Pursuant to the terms of the Merger Agreement, the Company Board (or, if appropriate, any committee thereof) shall also adopt resolutions to provide that immediately prior to the Effective Time the outstanding and unexercised Company warrant (the “Warrant”) issued to Macquarie US Trading LLC (the “Warrant Holder”) pursuant to that certain Warrant to Purchase Stock, dated as of July 16, 2019, by and between the Company and the Warrant Holder, unless the Company receives a notice in writing from the Warrant Holder that it elects to have the unexercised portion of the Warrant expire, will be deemed to be automatically exercised and, in exchange therefor, the Warrant Holder will receive a payment in cash equal to the product of (y) the Merger Consideration multiplied by (z) the number of total shares of Common Stock for which the Warrant is then exercisable (on a net cash settlement basis), less any applicable withholding taxes.

Closing Conditions. Parent’s obligation to consummate the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the affirmative vote in favor of the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon, (ii) any applicable waiting periods (or extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired or been terminated and any applicable approval having been obtained or any applicable waiting period having expired or been terminated under the competition, antitrust, merger control or investment laws of certain other jurisdictions, (iii) the absence of any judgment issued or entered by a court or similar governmental entity of competent jurisdiction that is in effect and that enjoins or prohibits the consummation of the Merger, (iv) there not having been a Company Material Adverse Effect (as such term is defined in the Merger Agreement) following the date of the Merger Agreement, (v) the accuracy of the Company’s representations and warranties and its compliance with its covenants and agreements contained in the Merger Agreement (generally subject to qualifications as to materiality); (vi) the absence of a bankruptcy petition or similar proceeding being filed by or against the Company that has not been dismissed; and (vii) certain other customary closing conditions.

Representations, Warranties and Covenants; Non-Solicitation. The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent, HH Finance and Sub. The representations and warranties made by the Company are qualified by disclosures made in a disclosure letter it has delivered to Parent and by Securities and Exchange Commission (“SEC”) filings. The covenants include an obligation of the Company, subject to certain exceptions, from the date of the Merger Agreement through the Effective Time, to use commercially reasonable efforts to, and cause each of its subsidiaries to, use commercially reasonable efforts to conduct its operations in all material respects in the ordinary course of business consistent with past practice.

The Merger Agreement also contains covenants by the Company not to enter into, engage in, knowingly encourage, continue or otherwise participate in any discussions or negotiations with any person with respect to any Competing Proposal (as such term is defined in the Merger Agreement) made by such person or any inquiry from such person that could reasonably be expected to lead to a Competing Proposal, and requiring the Company Board to recommend to the Company’s stockholders that they approve the transactions contemplated by the Merger Agreement, in each case subject to certain exceptions. The Merger Agreement further contains an obligation on the Company to promptly notify Parent following the receipt of any inquiries, Competing Proposal or request for non-public information in connection with a Competing Proposal. At any time prior to obtaining the approval by the Company’s stockholders of the Merger (the “Company Stockholder Approval”), the Company Board may change its recommendation in certain circumstances specified in the Merger Agreement in response to a bona fide Competing Proposal that the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a Superior Proposal or following an Intervening Event (as each such term is defined in the Merger Agreement), but only if certain conditions and obligations are satisfied with respect thereto, including compliance with Parent’s matching rights with respect to any such events.

Under the Merger Agreement, each of the Company, Parent, HH Finance and Sub has also agreed to use reasonable best efforts to consummate the Merger, including using reasonable best efforts to obtain all required regulatory approvals, subject to certain exceptions.

Termination; Termination Fees. The Merger Agreement also provides for certain termination rights for both the Company and Parent, including the right of the Company to terminate the Merger Agreement prior to the Company Stockholder Approval to accept a Superior Proposal, subject to specified limitations including the payment of the Company Termination Fee (as defined below). In addition, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated on or before April 15, 2021. Upon termination of the Merger Agreement under certain circumstances, the Company would be obligated to pay Parent a termination fee of $6,191,000 (the “Company Termination Fee”). Upon termination of the Merger Agreement under certain circumstances, Parent would be obligated to pay the Company a termination fee of $15,000,000 (the “Parent Termination Fee”).

Financing. Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the proceeds of which, together with Parent’s cash in hand, will be used by Parent to pay the Merger Consideration and all related fees and expenses. Certain funds managed or advised by Blackstone Tactical Opportunities have committed to provide capital to Parent with an equity contribution, subject to the terms and conditions set forth in an equity commitment letter (the “Equity Financing”). Pursuant to the terms and conditions set forth in a debt commitment letter dated July 15, 2020 and the exhibits and annexes attached thereto (collectively, the “Debt Commitment Letter”), certain parties identified therein (collectively, the “Lenders”) have committed to provide Parent with debt financing (the “Debt Financing”) in an amount greater than or equal to the full amount of the debt financing that, together with the Equity Financing, is expected to be required to consummate the Merger on the terms contemplated by the Merger Agreement. The obligations of the Lenders under the Debt Commitment Letter are subject to a number of customary conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and any related agreements. The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the above descriptions have been included to provide investors with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the parties to the Merger Agreement or their respective subsidiaries or affiliates. The representations and warranties contained in Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates set forth therein, are solely for the benefit of the parties to the Merger Agreement and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures. In addition, certain representations and warranties were used for the purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters of fact. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures that were made by each party to the others, which disclosures are not reflected in the Merger Agreement. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any part to the Merger Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements. On July 15, 2020 (the “Effective Date”), the Company Board approved and the Company entered into an amended and restated employment agreement (each, an “Employment Agreement”) with each of Richard S. Stoddart, President and Chief Executive Officer of the Company, Donald W. Pearson, Chief Financial Officer and Executive Vice President of the Company, Oren B. Azar, Executive Vice President, General Counsel and Corporate Secretary of the Company, Renae Chorzempa, Chief Human Resources Officer and Executive Vice President of the Company, and Ronald C. Provenzano, Executive Vice President, Head of Operations of the Company (each, an “Executive”).

The Employment Agreement with each Executive supersedes such Executive’s existing employment agreement.

While each Employment Agreement generally continues the same terms and conditions of each Executive’s employment, the amendment and restatement makes certain changes as described below.

First, in the event an Executive is terminated by the Company without “cause” or if the Executive resigns for “good reason” (each as defined in the Executive’s Employment Agreement), (i) the cash severance benefit payable to the

Executive will be paid in a single lump sum payment (to the extent permitted under applicable tax law) rather than in the form of salary continuation; (ii) the payment in respect of the Executive’s annual bonus for the year in which the termination occurs would be equal to the prorated portion of the Executive’s target annual bonus, rather than the prorated portion of the annual bonus based on actual performance; and (iii) each Executive would be entitled to receive continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for twelve (12) months following the date of termination (or, for Mr. Stoddart, twenty-four (24) months following the date of termination) at active employee premium rates.

Second, if terminated by the Company without “cause” (as defined in the Executive’s Employment Agreement) within twelve (12) months following a “change in control” (each as defined in the Executive’s Employment Agreement), in addition to the payments and benefits described above, each of Mr. Pearson and Mr. Azar would receive a lump-sum cash payment equal to $150,000, and each of Mr. Provenzano and Ms. Chorzempa would receive a lump-sum cash payment equal to $75,000.

Under the terms of each Employment Agreement, each Executive would continue to be subject to non-competition and non-solicitation covenants for two (2) years following a termination of employment for any reason, and any cash severance benefits paid or payable to the Executive are subject to recoupment by the Company in the event the Executive breaches such covenants.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Employment Agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company, Parent, HH Finance and Sub. The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the SEC, including a definitive proxy statement which will be mailed to the stockholders of the Company. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://investor.inwk.com/financial-information/sec-filings.

Participants in the Solicitation

The Company and its directors, its executive officers and certain other members of Company management and Company employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 28, 2020, its annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 17, 2020, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This document contains “forward-looking statements” that are based on beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. All statements other than statements of current or historical fact contained in this report are forward-looking statements. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “will,” “seek,” “plan,” and similar statements are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual outcomes to differ materially from expectations of future outcomes the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed merger; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors, officers and others following the announcement of the proposed merger; disruptions of current plans and operations caused by the announcement and pendency of the proposed merger; potential difficulties in employee retention due to the announcement and pendency of the proposed merger; the response of customers, suppliers, business partners and regulators to the announcement of the proposed merger; and other risks, relevant factors, and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in subsequent filings), which filings are available at the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date of this document. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 15, 2020, by and among InnerWorkings, Inc., HH Global Group Limited, HH Global Finance Limited and Project Idaho Merger Sub, Inc.

10.1	Amended and Restated Employment Agreement, dated as of July 15, 2020, by and between InnerWorkings, Inc. and Richard S. Stoddart

10.2	Amended and Restated Employment Agreement, dated as of July 15, 2020, by and between InnerWorkings, Inc. and Donald W. Pearson

10.3	Amended and Restated Employment Agreement, dated as of July 15, 2020, by and between InnerWorkings, Inc. and Ronald C. Provenzano

10.4	Amended and Restated Employment Agreement, dated as of July 15, 2020, by and between InnerWorkings, Inc. and Oren B. Azar

10.5	Amended and Restated Employment Agreement, dated as of July 15, 2020, by and between InnerWorkings, Inc. and Renae D. Chorzempa

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601 of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2020	INNERWORKINGS, INC.

	By:	/s/ Oren B. Azar
	Name:	Oren B. Azar
	Title:	General Counsel